UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006
Cardica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA	94063

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On March 29, 2006, the Board of Directors of Cardica, based upon the recommendation of the Board’s Compensation Committee, approved the grant of non-qualified and incentive stock options to purchase Cardica’s common stock under the 2005 Equity Incentive Plan to the following executive officers:

Number of Stock
Name and Position	Options

Bernard Hausen, M.D., Ph.D.	35,000
President & CEO

Douglas Ellison	25,000
Vice President, Sales & Marketing

Bryan Knodel	10,000
Vice President, Research & Development

Robert Newell	20,000
Chief Financial Officer and Vice President, Finance & Operations
Each granted option has a ten-year term for persons who continue to serve as employees of Cardica. The exercise price for the options is $8.00, which was the fair market value of Cardica’s common stock on March 29, 2006. The options vest 1/48th each month for the next 48 months.
     On March 29, 2006, the Board of Directors of Cardica, based on the recommendation of the Board’s Compensation Committee, also approved cash bonuses for the following executive officers, based on their individual performances during the past year as well as the Company’s performance:

Executive Officer	Cash Bonus

Bernard Hausen, M.D., Ph.D.	$200,000

Bryan Knodel	$20,000

Robert Newell	$50,000
     On March 29, 2006, the Board of Directors of Cardica, based on the recommendation of the Board’s Compensation Committee, approved new base salaries, effective April 1, 2006, for the following executive officers:

Executive Officer	2005 Base Salary	2006 Base Salary
	(effective since 2003)	(effective April 1, 2006)

Bernard Hausen, M.D., Ph.D.	$236,000	$295,000

Robert Newell	$183,000	$205,000
Bonus Plan for Vice President of Sales and Marketing
     On March 29, 2006, the Board of Directors of Cardica, based on the recommendation of the Board’s Compensation Committee, ratified a bonus plan for Doug Ellison, the Vice President of Sales and Marketing. Mr. Ellison’s base salary is $190,000 and he is guaranteed a quarterly bonus of $20,000. In addition, he is eligible to receive additional bonuses of up to $20,000 each quarter upon the achievement (as determined by the Chief Executive Officer) of certain corporate objectives (i.e., number of surgeons trained on Cardica’s products, level and type of account penetration, number of sales and level of sales growth). Further, in the event that Cardica exceeds its sales plan for the year, Mr. Ellison is entitled to receive up to 6% of Cardica’s gross sales over the gross sales contemplated by the sales plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: April 4, 2006	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

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